Exhibit 99.1
Company Contact: Tom Chesterman Tel: 510.601.2000 investor@bionovo.com

Bionovo Announces Second Quarter 2011 Highlights and Financial Results

EMERYVILLE, Calif. – August 3, 2011 -- Bionovo, Inc. (NASDAQ: BNVI) today announced second quarter highlights and financial results for the three months ended June 30, 2011.

“We have made excellent progress on our menopausal hot flash drug candidate, MF101, or MenerbaTM, during the past quarter, delivering on milestones and commitments,” said Isaac Cohen, O.M.D., Bionovo’s Chairman and Chief Executive Officer. “We have completed the tasks which were required for us to begin the phase 3 clinical trial for Menerba, and we are on track to initiate the trial in the third quarter.”

Key Events and Milestones

•
The Company successfully completed non-clinical toxicology studies of Menerba in two animal species.  As expected no serious adverse events or toxicities were observed in these studies. The drug was well tolerated by the animals.

•
The Company successfully completed a 28-day tolerability trial of Menerba in women, investigating higher doses. As expected, there were no safety concerns, no reports of serious adverse events, no changes to blood pressure, heart rate or lab values and no cases of abnormal uterine findings on endometrial biopsies.  A dosing strategy has been established for the phase 3 study.

•	The Company completed the manufacture of the requisite ten batches for the phase 3 clinical trial of Menerba, and is preparing the submission of data to the FDA.

•	The Company has identified, selected, and is working with personnel at 45 initial clinical trial sites for the phase 3 clinical trial of Menerba.

•
The Company also published further information on the mechanism of action of its breast cancer drug candidate, BezielleTM, as well as further information on novel approaches for the quantification of actives in botanical drug mixtures.

•	The Company presented data from the Phase 2 clinical trial of Menerba to the international community at the 13th Annual World Congress on Menopause in Rome, Italy.

Second Quarter Results

Total operating expenses for the three months ending June 30, 2011 were $6.4 million compared to $4.1 million for the same period in 2010. Total operating expenses for the second quarter included costs associated with the start-up of our cGMP manufacturing facility in Hayward, California in preparation for the Phase 3 clinical trial of Menerba. The Company also launched the production of ten clinical batches of Menerba, completed 13-week animal toxicology studies evaluating the safety of Menerba and completed enrollment to a tolerability clinical trial assessing the safety and tolerability of higher doses of Menerba to be evaluated in the Company’s Phase 3 trial of Menerba.

The Company reported a net loss for the three months ended June 30, 2011 of $7.9 million, or $0.14 per share, compared with a net loss of $4.1 million, or $0.19 per share, for the same period in 2010.  The increase in net loss is primarily due to the increase in operating expenses as described above combined with the change in fair value of the Company’s warrant liability of $1.4 million included in non-operating expense for the three months ended June 30, 2011.

The Company ended the quarter with $13.0 million in cash, cash equivalents and short term investments, and began the quarter with $2.6 million, a difference of $10.4 million. The cash balance at the end of the quarter reflects the proceeds of the Company’s February 2011 public offering offset by operating expenses and capital expenditures to support the Menerba manufacturing facility in Hayward, California.

Conference Call

Bionovo will conduct a conference call and webcast to review the Company’s financial results, in September, 2011, when further information on the non-clinical and clinical progress of Menerba will also be provided.

About Bionovo, Inc.
Bionovo, Inc. is a pharmaceutical company focused on the discovery and development of safe and effective treatments for women's health and cancer, markets with significant unmet needs and billions in potential annual revenue. The company applies its expertise in the biology of menopause and cancer to design new drugs derived from botanical sources which have novel mechanisms of action. Based on the results of early and mid-stage clinical trials, Bionovo believes they have discovered new classes of drug candidates within their rich pipeline with the potential to be leaders in their markets. Bionovo is headquartered in Emeryville, California and is traded on the NASDAQ Capital Market under the symbol, "BNVI". For more information about Bionovo and its programs, visit: http://www.bionovo.com.

Forward Looking Statements
This release contains certain forward-looking statements relating to the business of Bionovo, Inc. that can be identified by the use of forward-looking terminology such as "believes," "expects," or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product development, efficacy and safety, regulatory actions or delays, the ability to obtain or maintain patent or other proprietary intellectual property protection, market acceptance, physician acceptance, third party reimbursement, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov. Bionovo, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Financial Tables on Following Pages

Bionovo, Inc.
(A Development Stage Company)
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,		Accumulated from February 1, 2002 (Date of inception) to June 30,
	2011	2010	2011	2010	2011

Revenues	$-	$14	$65	$14	$1,858

Operating expenses:
Research and development	5,506	3,328	9,390	7,135	63,738
General and administrative	931	788	1,925	1,639	23,053
Merger cost	-	-	-	-	1,964
Total operating expenses	6,437	4,116	11,315	8,774	88,755

Loss from operations	(6,437)	(4,102)	(11,250)	(8,760)	(86,897)

Other income (expense):
Change in fair value of warrant liability	(1,421)	-	1,701	-	2,437
Interest income	9	6	18	14	2,109
Interest expense	(25)	(10)	(54)	(24)	(575)
Other income (expense)	3	(14)	3	(11)	(202)
Total other income (expense)	(1,434)	(18)	1,668	(21)	3,769

Net loss	$(7,871)	$(4,120)	$(9,582)	$(8,781)	$(83,128)
Basic and diluted net loss per common share	$(0.14)	$(0.19)	$(0.20)	$(0.41)	$(6.43)

Shares used in computing basic and diluted net loss per share	54,561	21,524	49,086	21,516	12,919

Bionovo, Inc.
(A Development Stage Company)
Consolidated Balance Sheets
(in thousands, except share data)

	June 30, 2011	December 31, 2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7,036	$2,638
Short-term investments	5,919	-
Receivables	45	49
Prepaid expenses	933	973
Other current assets	502	396
Total current assets	14,435	4,056
Property and equipment, net	12,326	6,647
Patent pending, net	1,529	1,259
Other assets	1,101	1,020
Total assets	$29,391	$12,982

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$383	$655
Accrued compensation and benefits	594	901
Current portion of lease obligations	1,040	1,055
Current portion of notes payable	13	40
Warrant liability	10,333	1,843
Other current liabilities	1,309	970
Total current liabilities	13,672	5,464
Non-current portion of lease obligations	388	836
Non-current portion of notes payable	77	81
Total liabilities	14,137	6,381

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued and outstanding	-	-
Common stock $0.0001 par value, 340,000,000 shares authorized, 54,561,312 and 24,530,112 shares outstanding at June 30, 2011 and December 31, 2010, respectively	5	2
Additional paid-in capital	98,374	80,145
Accumulated other comprehensive income	3	-
Accumulated deficit	(83,128)	(73,546)
Total shareholders’ equity	15,254	6,601
Total liabilities and shareholders’ equity	$29,391	$12,982

* The balance sheet at December 31, 2010 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.